UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2009
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33402 (Commission File Number)	72-1252405 (I.R.S. Employer Identification No.)
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On March 25, 2009, Trico Marine Services, Inc. (the “Company”) sent a letter to Kistefos AS (“Kistefos”), a stockholder of the Company. Among other things, the letter conveys the rejection of a proposal that Kistefos had proposed to present for consideration at the Company’s 2009 Annual Meeting of Stockholders. The rejected proposal would make ineligible for service as a director any person who fails to receive the number of votes required to elect directors at any meeting of stockholders at which such person is to be elected, and cut short the term of any existing director of the Company who fails to receive the number of votes required to re-elect such existing director at any meeting of stockholders at which such director is nominated to be re-elected.
     A copy of the letter is furnished as an Exhibit and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

99.1	Letter dated March 25, 2009 from Rishi Varma, Secretary of the Company, to Kistefos AS

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 26, 2009

TRICO MARINE SERVICES, INC.
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
Title: Secretary, Chief Administrative Officer, Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter dated March 25, 2009 from Rishi Varma, Secretary of the Company, to Kistefos AS